Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Spinal Elements Holdings, Inc. of our report dated May 6, 2020, except for the effects of the reverse stock split discussed in Note 1 to the consolidated financial statements, as to which the date is October 8, 2020, relating to the financial statements of Spinal Elements Holdings, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

October 13, 2020

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